UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 31, 2007

Christopher & Banks Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31390	06-1195422
(State or Other Jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification No.)
of Incorporation)

2400 Xenium Lane North Plymouth, Minnesota		55441
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (763) 551-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer.

On August 30, 2007, Matthew Dillon resigned as President and Chief Executive Officer of Christopher & Banks Corporation (the “Company”) effective as of the close of business on August 30, 2007.  Mr. Dillon also resigned as a member of the Board of Directors of the Company and as an officer and director of any affiliates of the Company in which he held such positions.

Election of New Chief Executive Officer.

Effective August 31, 2007, the Company’s Board of Directors elected Lorna Nagler as President and Chief Executive Officer of the Company and its subsidiary Christopher & Banks, Inc. Also effective August 31, 2007, the Company elected Ms. Nagler as a Class II director of the Company to fill the vacancy created by the resignation of Mr. Dillon, with a term ending with the 2008 Annual Meeting of Shareholders.

Ms. Nagler, age 50, most recently served as President of Lane Bryant, a leading retailer of women’s specialty, plus-size apparel, operating as a division of Charming Shoppes, Inc.  Before joining Charming Shoppes in 2002, Ms. Nagler was at Kmart Corporation from 1996-2002 most recently serving as Senior Vice President and General Merchandising Manager- Apparel and Jewelry.

The Company entered into an Employment Agreement with Ms. Nagler dated August 30, 2007 (the “Employment Agreement”) providing that the Company shall employ Ms. Nagler as its President and Chief Executive Officer commencing August 31, 2007 until the Employment Agreement is terminated by either the Company or Ms. Nagler.  The following summary of the Employment Agreement is not intended to be complete and is qualified in its entirety by reference to the actual Employment Agreement filed as an Exhibit to this Form 8-K.

Base Salary.  The Company has agreed to pay Ms. Nagler an annual base salary, less required and authorized deductions and withholding, of $800,000 for fiscal 2008 (on a pro-rated basis), and $850,000 for each of fiscal 2009 and 2010. Thereafter Ms. Nagler’s base salary shall be reviewed and adjustments, if any, shall be determined by the Board of Directors in its sole discretion; however, such base salary cannot be reduced below $850,000 or Ms. Nagler’s base salary for fiscal year 2010, whichever is higher.

Equity Awards.  Pursuant to the Employment Agreement, the Company agreed to grant to Ms. Nagler the following equity awards:

•                  a non-qualified stock option under the Company’s 2005 Stock Incentive Plan for the purchase of 98,700 shares of the Company’s common stock at a price equal to the fair market value of the Company’s stock on the date of grant and vesting in three equal installments on the first, second and third anniversaries of the date of grant and the  Company’s Board of Directors granted this option effective August 31, 2007 with an exercise price of $12.08 per share;

•                  a non-qualified stock option under the Company’s 2005 Stock Incentive Plan for the purchase of 1,300 shares of the Company’s common stock at a price equal to the fair market value of the Company’s stock on the date of grant and vesting to the extent of 434 shares on August 31, 2008, 433 shares on August 31, 2009 and 433 shares on August 31, 2010 and the Company has agreed to grant this option effective as of its first board meeting in 2008;

•                  a restricted stock award under the Company’s 2005 Stock Incentive Plan for 40,000 shares subject to a risk of forfeiture that shall lapse on May 31, 2008 provided that Ms. Nagler has by such date delivered to the Company a strategic plan for the Acorn division together with a schedule for implementation of the plan  and the Company’s Board of Directors granted this restricted stock award effective August 31, 2007; and

•                  provided Ms. Nagler continues to be employed by the Company as its Chief Executive Officer and has not given any notice of resignation before or on such dates, on each of May 31, 2008, 2009, 2010 and 2011, the Company has agreed to grant to Ms. Nagler an additional restricted stock award under the Company’s 2005 Stock Incentive Plan for 40,000 shares subject to a risk of forfeiture that shall lapse on the first anniversary of the date of grant provided that (i) Ms. Nagler has been continuously employed by the Company through the anniversary date and has not given any notice of resignation on or before such date and (ii) the Company has satisfied certain performance conditions for the fiscal year in which the grant was made.

Benefits.  In addition to the equity based awards described above, the Employment Agreement provides for other benefits to Ms. Nagler including the following:

•                  Provided Ms. Nagler remains employed by the Corporation through February 28, 2008, the Company will pay Ms. Nagler a guaranteed bonus of $250,000, less required and authorized withholding and deductions, for fiscal year 2008.  Thereafter, provided Ms. Nagler remains employed by the Company the entire fiscal year, Ms. Nagler shall be eligible to earn an annual bonus each fiscal year, commencing in fiscal 2009, of up to 100% of her then-current base salary in accordance with the Company’s senior executive incentive plan as in effect and approved by the Board of Directors from time to time.

•                  Subject to the terms and conditions of such plans and programs, Ms. Nagler shall be entitled to participate in the various other employee benefit plans and programs applicable to senior executives of the Company including, but not limited to, medical insurance, disability insurance and other benefits.

•                  The Company shall pay to Ms. Nagler a car allowance of $1,250 per month.

•                  Ms. Nagler shall be entitled during each full calendar year in which the Employment Agreement remains in effect to four (4) weeks (20 business days) of paid vacation time, and a pro rata portion thereof for any partial calendar year of employment.

•                  The Company will reimburse Ms. Nagler for all reasonable and documented business expenses in accordance with its expense reimbursement policy, including, without limitation, Ms. Nagler’s travel-related expenses for her travel from Ohio to Plymouth, Minnesota prior to her establishing a personal residence in the Minneapolis-St. Paul area.

•                  The Company shall provide life insurance coverage on Ms. Nagler’s life payable to a beneficiary designated by Ms. Nagler with a death benefit in the amount of $2,500,000, and the policies relating to such insurance shall be owned by Ms. Nagler.

•                  The Company shall provide long term care insurance for Ms. Nagler.

Real Estate Provisions.  Pursuant to the Employment Agreement, Ms. Nagler has agreed to move her residence from Ohio to the Minneapolis-St. Paul area by August 31, 2008 and the Company has agreed to pay certain expenses and compensation to Ms. Nagler in connection with the move.  Specifically, the Company has agreed to:

•                  pay for coach round-trip airfare, lodging and car rental for Ms. Nagler while on house-hunting trips to the Minneapolis-St. Paul area;

•                  pay for and arrange the pack and move of Ms. Nagler’s household goods through one of the Company’s preferred carriers;

•                  pay for the transport of up to two of Ms. Nagler’s personal vehicles from Powell, Ohio to the Minneapolis-St. Paul area;

•                  pay up to $5,000 per month for up to twelve (12) months of temporary living expenses in corporate housing/apartment while Ms. Nagler secures a permanent place of residence in the Minneapolis-St. Paul area;

•                  in the event that Executive purchases a residence in the Minneapolis-St. Paul area before the end of her first twelve (12) months of employment but has not yet sold her home in Powell, Ohio during such time period, reimburse Ms. Nagler for her mortgage payments on the Powell, Ohio residence up to $5,000 per month until the earlier of the sale of her Powell, Ohio residence or the end of such twelve (12) month period;

•                  reimburse Ms. Nagler for a maximum of 6% realtor fees associated with the sale of her residence in Powell, Ohio;

•                  reimburse Ms. Nagler for her closing costs in connection with her purchase of a home in the Minneapolis-St. Paul area; and

•                  to protect Ms. Nagler against a potential loss on the sale of her home in Powell, Ohio, pay Ms. Nagler an amount equal to the difference, if any, between Ms. Nagler’s purchase price of her home in Powell, Ohio and the average of three appraisals of current market value for such home conducted by real estate experts, up to $200,000.

The Company has also agreed to pay or reimburse Ms. Nagler, as the case may be, a tax gross up of the foregoing items relating to her real estate move to the extent that such items are included in Ms. Nagler’s taxable income or are nondeductible for federal income tax purposes by Ms. Nagler.

Termination and Severance.  The Company may terminate the Employment Agreement at any time either with or without “Cause,” which is defined to mean a determination that Ms. Nagler;

•                  has been convicted of, or entered a plea of nolo contendere to, a felony;

•                  has engaged in willful misconduct in the performance of her duties to the Company; or

•                  has committed a material breach of the Employment Agreement.

Ms. Nagler may terminate the Employment Agreement at any time either with or without “Good Reason,” which is defined to include a resignation within 60 days following the occurrence of any of the following events without Ms. Nagler’s consent and which is not cured within ten (10) business days of the Company’s receipt of Ms. Nagler’s notice of intent to resign for Good Reason:

•                  any reduction in Ms. Nagler’s position, title or base compensation;

•                  relocation of Ms. Nagler’s location of employment by more than 50 miles from her then current location of employment; or

•                  the Company’s material breach of the Employment Agreement.

If Ms. Nagler resigns without Good Reason, she is required to provide at least ninety (90) days advance written notice to the Company.

If the Company terminates the Employment Agreement without Cause, or Ms. Nagler resigns her employment with Good Reason, the Company is obligated to pay Ms. Nagler (A) severance payments equal to her then-current base salary (i) from the date of termination until August 31, 2010 or (ii) for a period of twelve (12) months, whichever period of time is greater, (B) Ms. Nagler’s COBRA premiums for a period equal to the severance period but not to exceed 18 months, and (C) any compensation and benefits owed at the date of termination.  If, however, following the three month anniversary of her termination date, Ms. Nagler has already secured or secures other employment, self employment or a consulting position, the remaining severance amount payable by the Company shall be offset and reduced by such other cash compensation that Ms. Nagler earns through other employment or consulting arrangements during the severance period hereunder.

Change of Control.  If Ms. Nagler’s employment is terminated by the Company or its successor without Cause or by Ms. Nagler by resignation with Good Reason upon or within twelve months following a “Change in Control,” as that term is defined by the Employment Agreement, Ms. Nagler is entitled to receive from the Company or its successor (A) a lump sum payment equivalent to one (1) year of her then current base salary, (B) COBRA premiums for a period not to exceed twelve (12) months and (C) any other compensation and benefits owed at termination of employment.  In addition, if Ms. Nagler’s employment is terminated by the Company or its successor without Cause or by Ms. Nagler by resignation with Good Reason upon or within twelve months following a Change in Control, all restricted stock held by Ms. Nagler shall vest immediately for the benefit of Ms. Nagler.

Noncompetition; Confidentiality; Assignment of Inventions.  The Employment Agreement prohibits Ms. Nagler from certain competitive activities during the term of her employment and for a period of one year after termination of her employment, including taking a position as an officer, director, advisor, consultant or employee of certain businesses that are deemed competitors of the Company.  The Employment Agreement also includes provisions requiring Ms. Nagler to maintain the confidentiality of the Company’s confidential information and obligating Ms. Nagler to assign “Inventions,” as that term is defined by the Employment Agreement, to the Company.

Item 9.01	Financial Statements and Exhibits.

	(a)	Financial statements: None.

	(b)	Pro forma financial information: None.

	(c)	Shell company transactions: None.

	(d)	Exhibits:

		10.1	Employment Agreement by and between Christopher & Banks Corporation and Lorna Nagler dated August 30, 2007

		10.2	Restricted Stock Agreement by and between Christopher & Banks Corporation and Lorna Nagler dated effective August 31, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Christopher & Banks Corporation

Date:	9/6/07	By:	/s/ Andrew K. Moller
Andrew K. Moller
Executive Vice President
and Chief Financial Officer

CHRISTOPHER & BANKS CORPORATION

FORM 8-K CURRENT REPORT

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement by and between Christopher & Banks Corporation and Lorna Nagler dated August 30, 2007

10.2	Restricted Stock Agreement by and between Christopher & Banks Corporation and Lorna Nagler dated effective August 31, 2007